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                            SIERRA PACIFIC RESOURCES
                          EMPLOYEE STOCK PURCHASE PLAN

                                RESTATEMENT NO. 1

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1. PURPOSE

         Sierra Pacific Resources (the "Company") established the Sierra Pacific Resources Employee Stock Purchase Plan (the "Plan"), which was effective originally on June 14, 1984 and has been restated in its entirety for the purpose of providing eligible employees of the Company and any subsidiary thereof with the opportunity to become stockholders of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with Section 423 of the Code. The Plan is a continuation of an employee stock purchase plan previously maintained by Sierra Pacific Power Company, which corporation became a wholly-owned subsidiary of Sierra Pacific Resources on May 31, 1984.

2. DEFINITIONS

         (a) REGULAR BASE PAY means regular straight time earnings, but excludes payments for overtime, shift premiums, incentive compensation, bonuses and other special payments. However, in the case of an Employee paid on a salary or commission basis, Regular Base Pay will also include an amount equal to the average of his commissions in his payroll period during the six
(6) months preceding the current Payment Period, as that term is defined in Paragraph 4.

         (b) BOARD means the Board of Directors of Sierra Pacific Resources (the "Company").

         (c) COMMITTEE means the Employee Stock Purchase Plan Committee appointed by the Board to administer the Plan in accordance with Paragraph 20.

         (d) EMPLOYEE means any person (including directors who are also employees or officers) who is customarily employed for more than 20 hours per week and more than five (5)

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months in a calendar year by one or more Employers.

         (e) EMPLOYER means the Company and each of its Subsidiaries that has elected, by action of its board of directors, to participate in the Plan and whose participation in the Plan has been approved by the Board.

         (f) OFFERING means each offering of rights to purchase Shares to eligible Employees pursuant to this Plan.

         (g) SUBSIDIARY means any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Code.

3. SHARES OF COMMON STOCK

         The maximum number of shares of the Common Stock, $1.00 par value, of the Company (the "Shares") which are available for sale under the Plan during the term of the Plan includes 200,162 Shares that were available as of June 14, 1984 when the Plan was originally adopted by the Company as a continuation of a stock purchase plan previously maintained by Sierra Pacific Power Company, a wholly-owned Subsidiary of the Company, and 700,000 Shares made available pursuant to this restated Plan, totaling 900,162 Shares in the aggregate available for sale under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 7. Either authorized, unissued Shares or Shares heretofore or hereafter reacquired by the Company may be made subject to options under this Plan.

4. ELIGIBILITY

         (a) All Employees of the Company, regardless of their position or rate of pay, may participate in the Plan except Employees who, at the beginning date of the Payment Period, had not completed six (6) months service with the Company or a Subsidiary thereof.

         (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to purchase Shares under the Plan

                  (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the
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                           Company or of any Subsidiary; or

                  (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

For purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which an individual may purchase under outstanding options shall be treated as stock owned by such individual.

5. PAYMENT PERIODS

         The six-month periods, June 1 to November 30 and December 1 to May 31, shall be the "Payment Periods" during which payroll deductions will be accumulated under the Plan. Each Payment Period includes all pay days falling within it; provided, however, that the Payment Period which otherwise would have commenced December 1, 1991 shall not commence, and no options shall be granted for such Payment period, until the first day of the calendar month following the date on which all governmental or other filings made necessary by the amendment and restatement of this Plan by the Company become effective. The first day of each Payment Period shall be the "Offering Commencement Date" and the last day of each Payment Period shall be the "Offering Exercise Date."

6. GRANTING STOCK OPTIONS

         (a) Twice each year, on the Offering Commencement Date, the Company will grant to each eligible Employee who is then a participant in the Plan an option to purchase on the Offering Exercise Date of such Payment Period at the "Option Price" hereinafter set forth such number of full Shares reserved for the purpose of the Plan as his accumulated payroll deductions on the Offering Exercise Date will pay for at such Option Price; provided and on condition that such Employee remains eligible to participate in the Plan throughout such Payment Period.

         (b) The "Option Price" per Share for each Payment Period shall be the lesser of: (1)


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90% of the closing price for such stock as shown on the composite tape on the
Offering Commencement Date, or on the last preceding day such quotations are available; or (2) 100% of the closing price for such Shares as shown on the composite tape on the Offering Exercise Date or on the last preceding day such quotations are available, but in no event will the Option Price be less than the par value of such Shares.

         (c) No offering shall be for longer than twenty-seven (27) months.



7. CHANGES IN CAPITALIZATION; MERGER OR CONSOLIDATION

         In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per Share provided for under Paragraph 6 of the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per Share, or by a proportionate decrease in the number of Shares and a proportionate increase in the Option Price per Share, as may be required to enable an eligible Employee who is then a participant in the Plan and by whom an option is exercised on the last day of any then current Payment Period to acquire such number of full Shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

8. EXERCISE OF OPTION

         Each eligible Employee who continues to be a participant in the Plan on the Offering Exercise Date shall be deemed to have exercised his option on such Offering Exercise Date pursuant to the terms of Paragraph 6(b) of the Plan. In the event the Option Price is determined pursuant to Paragraph 6(b)(1), a participant shall be deemed to have purchased from the Company such number of full Shares reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price.

9. PURCHASE OF STOCK IN OPEN MARKET
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         In the event that on the Offering Exercise Date, the Option Price is calculated pursuant to Paragraph 6(b)(2), then in lieu of issuing to participants Shares reserved for the purpose of the Plan the Company is authorized to and will purchase for the account of each participant in the open market promptly thereafter such number of full Shares as his accumulated payroll deductions will pay for at such Option Price. The Company will pay the brokerage commissions on such open market purchases.

10. UNUSED PAYROLL DEDUCTIONS

         Only full Shares may be purchased under the Plan. Any balance remaining in an Employee's accumulated payroll deduction account after exercise of an Option will be reported to the participant and will be carried forward to the next Payment Period unless the participant elects to withdraw from the Plan.

11. AUTHORIZATION FOR ENTERING PLAN

         (a) An Employee may participate in the Plan effective at the beginning of the next succeeding Payment Period by filling out, signing and delivering to the Company Payroll Accounting office an Authorization:

                  (i) stating the amount to be deducted regularly from his pay;

                  (ii) authorizing the purchase of Shares for him in each Payment Period; and

                  (iii) specifying the exact name in which Shares purchased for him is to be issued as provided under Paragraph 13 hereof.

         Such Authorization must be received by the Payroll Accounting office at least ten (10) days before the offering Commencement Date of such next succeeding Payment Period.

         Unless an Employee files a new Authorization or withdraws from the Plan, his deductions and purchases under the Authorization he has on file under the Plan will continue as long as the Plan remains in effect.

         The Company will accumulate and hold for the Employee's account the amounts deducted from his pay but shall not be obligated to segregate such payroll deductions and no


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interest will be paid thereon.

         (b) An Employee may authorize payroll deductions in any even dollar amount up to but not more than 15% of his Regular Base Pay.

         (c) Deductions may be increased or decreased only at the beginning of a Payment Period. A new Authorization will be required and must be received by the Payroll Accounting office at least ten (10) days before the beginning date of the Payment Period.

12. WITHDRAWAL FROM THE PLAN

         An Employee may withdraw from the Plan, in whole but not in part, at any time prior to the Offering Exercise Date by forwarding a Withdrawal Notice to the Committee, in which event the Committee will promptly refund the entire balance of his deductions not theretofore used by him to purchase stock under the Plan, without interest, and no further payroll deductions will be made from such Employee's Regular Base Pay.

         An Employee who withdraws from the Plan is like an employee who has never entered the Plan. To re-enter, he must file a new Authorization which cannot, however, become effective before the beginning of the next Payment Period following his filing such Authorization. However, an officer or director of the Company or any Subsidiary who is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Act") and who withdraws from the Plan pursuant to this Paragraph 12, may not participate in the Plan for at least six months from the date of such withdrawal.


13. ISSUANCE OF STOCK CERTIFICATES

         Certificates for Shares acquired pursuant to the Plan shall be issued to participants and delivered as soon as practicable after such issue. However, for the Payment Period ended November 30, 1991, no stock will be issued to participants until all governmental and other filings made necessary by the adoption of this amendment and restatement of the Plan by Sierra Pacific Resources shall have become effective.

         Stock purchased under the Plan will be issued only in the name of the Employee, or if his


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Authorization so specified, in the name of the Employee and another person of legal age as joint tenants.

14. TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

         An Employee's rights under the Plan and the payroll deductions credited to him belong to him alone and may not be pledged, transferred or assigned to or availed of by any other person, other than by will or the laws of descent and distribution, or a designation of beneficiary as provided in Paragraph 22 of the Plan. Any attempted assignment, transfer, pledge, or other disposition thereof shall be without effect, except that the Company or any Subsidiary thereof may treat such act as an election to withdraw from the Plan by such Employee in accordance with Paragraph 12.

15. TERMINATION OF EMPLOYEE'S RIGHTS

         An Employee's rights under the Plan will terminate when he ceases to be an Employee because of retirement, resignation, layoff, discharge, death, or for any other reason. A Withdrawal Notice will be considered as having been received from the Employee on the day his employment ceases, and all payroll deductions not used to purchase stock will be refunded to the participant.

         If an Employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him on the day the interruption occurs.

         Upon termination of the participant's employment because of death, the participant's beneficiary as provided herein shall have the right to elect, by written notice given to the Committee or other person designated by the Committee prior to the expiration of the period of thirty (30) days commencing with the date of the death of the participant, either (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan, without interest, or (ii) to exercise the participant's option for the purchase of Shares on the Offering Exercise Date next following the date of the participant's death for the purchase of the number of full Shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account (in


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lieu of fractional Shares) will be returned to said beneficiary, without interest. In the event that no such written notice of election shall be duly received by the Committee or person designated by the Committee, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary, without interest.

16. TERMINATION AND AMENDMENTS TO PLAN

         The Plan may be terminated at any time by the Company's Board of Directors, without notice. The Plan will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time Shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded to the participants, without interest.

         The Board of Directors also reserves the right to amend the Plan from time to time, in any respect, in order to meet changes in legal requirements of for any other reason. However, no amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan, materially alter the requirement for participation in the Plan, or materially increase the benefits accruing to participants in the Plan. In no event may the Plan be amended more frequently than once each six (6) months, other than to comport with changes in the Code or such other applicable law.

17. LIMITATIONS ON SALE OF SHARES PURCHASED UNDER THE PLAN

         The Plan is intended to provide an opportunity to purchase Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee, other than Employees who are subject to Section 16(b) of the Act in the conduct of his own business affairs. However, Employees of the Company or any Subsidiary who are subject to Section 16(b) of the Act may not dispose of Shares acquired pursuant to the Plan within six months of


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the date of acquisition thereof. Notwithstanding the foregoing, an Employee not subject to Section 16(b) of the Act may sell Shares purchased under the Plan at any time; provided, however, that because of certain federal tax requirements, each Employee will agree by entering the Plan, to promptly give the Company notice of any such Shares disposed of within eighteen months of its purchase showing the number of such Shares disposed of and the date purchased by him. An Employee who is subject to Section 16(b) of the Act may be liable for the short-swing profit tax associated with the sale of Shares acquired under the Plan if transacted within six months of such acquisition. Each Employee shall agree by participation in the Plan that all restrictions on transfer of Shares acquired pursuant to the Plan may be indicated on certificates issued to Employees to whom such restrictions apply.

18. COMPANY'S CONTRIBUTION TO PLAN

         The Company's contribution toward the Plan will consist of making its Shares reserved for the purposes of the Plan available for the purchase by Employees at less than the market price and of bearing all costs of administering and carrying out the Plan including brokerage commissions on stock purchased for participants in the open market.

19. CERTAIN RESERVATIONS

         It is intended that the Plan comply with applicable requirements of pertinent federal and other laws, and that it conform with limitations imposed by the Company's stockholders.

20. ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Employee Stock Purchase Plan Committee (the "Committee") appointed by the Board consisting of at least three members of which two may be members of the Board. The interpretation and construction of any provisions of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board. Determinations made by the Committee and approved by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company, each Subsidiary, and upon all participants, their heirs or legal representatives. Any rule or regulation


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adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Board.


21. OPTIONEES NOT STOCKHOLDERS

         Neither the granting of an option to an Employee nor the deductions from his pay shall constitute such Employee a stockholder of the shares covered by an option until such Shares have been purchased by such Employee.

22. DESIGNATION OF BENEFICIARY

         A participant may file a written designation of a beneficiary who is to receive any cash held in his payroll deduction account in the case of such participant's death. Such designation of beneficiary may be changed by a participant at any time by written notice to the Committee. Upon the death of a participant and upon receipt by the Committee of proof of the identity and existence at the time of the participant's death of a beneficiary validly designated under the Plan, the Company shall deliver either such cash allocable to a participant as of his date of death or Shares, pursuant to Paragraph 15, to his designated beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such cash to the spouse of such participant, or, in the event the participant was not married at the time of his death, then to his estate. No beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the cash credited to the participant under the Plan.


23. NOTICES

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Committee.

24. APPROVAL OF STOCKHOLDERS

         The Plan became effective as of the original date it was adopted by the Board, and was


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approved by the stockholders within twelve (12) months after said original adoption date and has been restated, effective as of the date such restatement was adopted by the Board, subject to the approval of the stockholders of the Company at their next meeting within twelve (12) months after said date of adoption. Should an Offering Exercise Date occur before such stockholder approval is obtained, the Committee shall take such action(s) as it deems necessary to comply with applicable law or to preserve desired treatment thereunder.